UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

VIGIL NEUROSCIENCE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11.

On May 22, 2025, each of Vigil Neuroscience, Inc. (the “Company” or “Vigil”) and Ivana Magovčević-Liebisch, the Company’s President and Chief Executive Officer, made the following announcements on LinkedIn in connection with the announcement of the Agreement and Plan of Merger, dated May 21, 2025, by and among the Company, Sanofi, and Vesper Acquisition Sub Inc.

Company Post

CEO Post

Ivana Magovcevic-Liebisch, PhD, JD • + Follow ···
Chief Executive Officer and President at Vigil Neuroscience
29m •

Our partnership with Sanofi is a testament to five incredible years of strong science and hard work, and I could not be prouder of the remarkably bright, driven, and resourceful team that got us here.

(vigil) NEURO **Vigil Neuroscience** + Follow
10,128 followers
2h •

We are pleased to share that today we announced an agreement to become a part of Sanofi, contributing to their strategic focus on neurology.

We believe that Sanofi's complementary capabilities and commitment to bring innovative therapies to patients align with our mission and what we have passionately been working toward over the past five years.

Please refer to today's full announcement for key information and cautionary statements: https://lnkd.in/g-8hJikQ

(vigil)
NEURO
Vigil News
Vigil Neuro Enters into Definitive Merger Agreement to be Acquired by Sanofi view the full press release at investors.vigilneuro.com

Forward Looking Statements

This communication includes certain disclosures that contain express or implied forward-looking statements related to Sanofi, Vigil and the acquisition of Vigil by Sanofi that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied forward-looking statements regarding: Vigil’s strategy, business plans and focus; the potential therapeutic benefit of the Company’s product candidates, including iluzanebart and VG-3927; the return of VGL101 to Amgen

(the “VGL101 Return”); the progress and timing of the clinical development of Vigil’s product candidates and programs; beliefs about observations made analyzing preclinical study and clinical trial data to date; and the future operations and performance of Sanofi and Vigil. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied:

•

statements regarding the transaction and related matters, expected timelines for completing the transaction, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses;

•

statements of targets, plans, objectives or goals for future operations, including those related to Sanofi’s and Vigil’s products, potential therapeutic benefit, product research, product development, product introductions and product approvals as well as cooperation in relation thereto;

•

statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures;

•	statements regarding future economic performance, future actions and outcomes of any potential future legal proceedings; and

•	statements regarding the assumptions underlying or relating to such statements.

These statements are based on current beliefs, judgments and assumptions based upon information currently available to Sanofi and Vigil management and utilized to develop plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. Sanofi and Vigil each caution that a number of important factors, including those described in this document, could cause actual results to differ materially from those contemplated in any forward-looking statements.

Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations) or the receipt of the requisite approval of Vigil’s stockholders; the possibility that the proposed transaction may not be completed in the time frame expected by Sanofi and Vigil, or at all; the possibility that the VGL101 Return may not be completed in the anticipated time frame or at all; failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; negative effects of this announcement or the consummation of the proposed transaction on the market price of Sanofi’s shares or Vigil’s common stock and/or Sanofi’s or Vigil’s operating results; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks related to non-achievement of the CVR milestone and that holders of the CVRs will not receive payments in respect of the CVRs; other business effects, including the effects of industry, economic or political conditions outside of Vigil’s or Sanofi’s control; potentially significant political, trade or regulatory developments and other circumstances beyond Vigil’s control, including government shutdowns, layoffs, voluntary resignations and reorganizations, new legislation and executive orders, trade disputes and tariffs; transaction costs; actual or contingent liabilities; risk of litigation and/or regulatory actions related to the proposed transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction; adverse impacts on business, operating results or financial condition in the future due to pandemics, epidemics or outbreaks and their impact on Sanofi’s and Vigil’s respective businesses, operations, supply chain, patient enrollment and retention, clinical trials, strategy, goals and anticipated milestone; government-mandated or market-driven price decreases for Sanofi’s or Vigil’s products; introduction of competing products; reliance on information technology; Sanofi’s or Vigil’s ability to successfully market current and new products; Sanofi’s, Vigil’s and their collaborators’ ability to continue to conduct research and clinical programs; Vigil’s ability to successfully demonstrate the efficacy and safety of its product candidates, the therapeutic potential of its product candidates and the preclinical or clinical results for its product candidates, which may not support further development of such product candidates; comments, feedback and actions of regulatory agencies; exposure to product liability and legal proceedings and investigations; and other risks and uncertainties detailed from time to time in Vigil’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and Vigil’s other filings with the SEC.

Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs, judgments and assumptions based upon information currently available to Sanofi’s and Vigil’s management. Forward-looking statements contained in this announcement are made as of this date, and Sanofi and Vigil undertake no duty to update such information except as required under applicable law. Readers should not rely upon the information on this page as current or accurate after its publication date.

Additional Information And Where To Find It

In connection with the proposed transaction between Vigil and Sanofi, Vigil will file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its stockholders. Additionally, Vigil may file other relevant materials with the SEC in connection with the proposed transaction. VIGIL’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED OR THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE MATERIALS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. The definitive Proxy Statement will be mailed or otherwise made available to Vigil’s securityholders. Investors and securityholders will be able to obtain a copy of the Proxy Statement as well as other filings containing information about the proposed transaction that are filed by Vigil or Sanofi with the SEC, free of charge on EDGAR at www.sec.gov.

Participants in the Solicitation

Vigil and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Vigil in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Vigil’s directors and executive officers, including a description of their interests, by security holdings or otherwise, in the proposed transaction will be included in the Proxy Statement. Vigil stockholders may obtain additional information regarding the participants in the solicitation of proxies in connection with the proposed transaction by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Internet Posting of Information

Vigil routinely posts information that may be important to investors in the “Investors” section of its website at https://www.vigilneuro.com. The company encourages investors and potential investors to consult our website regularly for important information about Vigil.